EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Horizon Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Horizon Funds for the period ended May 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Horizon Funds for the stated period.

/s/ Robert Cannon	/s/ Benjamin Johnson
Robert Cannon President and Principal Executive Officer, Horizon Funds	Benjamin Johnson Treasurer and Principal Financial Officer, Horizon Funds

Dated: 8/8/17	Dated: 8/8/17

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Horizon Funds for purposes of Section 18 of the Securities Exchange Act of 1934.

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